REGISTRATION STATEMENT NO. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                           ARGUSS COMMUNICATIONS, INC.
                    (FORMERLY KNOWN AS ARGUSS HOLDINGS, INC.)
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                                           02-0413153
---------------------------------                        -------------------
(State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                        Identification No.)


                                ONE CHURCH STREET
                            ROCKVILLE, MARYLAND 20850
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)



             ------------------------------------------------------

               ARGUSS COMMUNICATIONS, INC. 1991 STOCK OPTION PLAN

             ------------------------------------------------------
                            (Full Title of the Plan)



                                ARTHUR F. TRUDEL
                             CHIEF FINANCIAL OFFICER
                           ARGUSS COMMUNICATIONS, INC.
                                ONE CHURCH STREET
                            ROCKVILLE, MARYLAND 20850
                     ---------------------------------------
                     (Name and Address of Agent for Service)


                                 (301) 315-0027
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)



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================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================
                                    Proposed         Proposed
  Title of          Amount to        Maximum          Maximum
Securities to          be           Offering         Aggregate        Amount of
     be            Registered         Price          Offering       Registration
 Registered            (1)          Per Share          Price             Fee
--------------------------------------------------------------------------------
 Common Stock,      2,600,000       $18.625(2)      $48,425,000       $12,785
par value $.01        shares
  per share
================================================================================

(1) Plus, in accordance with Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), such indeterminate number of shares as may become subject to options under the Arguss Communications, Inc. 1991 Stock Option Plan (the "Plan") as a result of the adjustment provisions therein.

(2) Estimated solely for the purpose of determining the amount of the registration fee and, pursuant to Rules 457(c) and 457(h) of the Securities Act, based upon the average of the bid and asked prices of the Common Stock reported by the National Association of Securities Dealers, Inc. on July 28, 2000.

Approximate date of commencement of proposed sale to the public: The Common Stock obtained upon the exercise of options issued pursuant to the Plan may be offered and sold by the holders thereof from time to time after the effectiveness of this Registration Statement.

     The contents of Registration Statement Nos. 333-19277, 333-27017 and 333-55847 are incorporated by reference herein.



EXHIBITS.

       5. Opinion of Robinson & Cole LLP regarding legality (filed herewith).

       23(a). Consent of KPMG LLP (filed herewith).

       23(b). Consent of Robinson & Cole LLP (contained in Exhibit 5).

       24.    Power of Attorney (filed herewith as part of the Signature Page).




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                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on this 25th day of July, 2000.

                                       ARGUSS COMMUNICATIONS, INC.



                                       By: /s/ Rainer H. Bosselmann
                                          ----------------------------
                                           Rainer H. Bosselmann
                                           Chairman of the Board and
                                           Chief Executive Officer


                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rainer H. Bosselmann and Richard A. Krantz his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do and cause to be done by virtue thereof.



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



       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on July 25, 2000 in the capacities indicated.

      Signature                           Title
      ---------                           -----


/s/ Rainer H. Bosselmann                  Principal Executive Officer
-------------------------------           and Director
Rainer H. Bosselmann


/s/ H. Haywood Miller                     Executive Vice President
-------------------------------           and Secretary
H. Haywood Miller


/s/ Arthur F. Trudel                      Principal Financial Officer
-------------------------------           and Principal Accounting Officer
Arthur F. Trudel


/s/ DeSoto S. Jordan, Jr.                 Director
-------------------------------
DeSoto S. Jordan, Jr.


/s/ Richard S. Perkins, Jr.               Director
-------------------------------
Richard S. Perkins, Jr.


                                          Director
-------------------------------
Garry A. Prime


/s/ Peter L. Winslow                      Director
-------------------------------
Peter L. Winslow


/s/ James W. Quinn                        Director
-------------------------------
James W. Quinn


/s/ Daniel A. Levinson                    Director
-------------------------------
Daniel A. Levinson



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                                INDEX TO EXHIBITS


EXHIBIT NO.     EXHIBIT                               PAGE NO.
-----------     -------                               --------

5.              Opinion of Robinson & Cole LLP        6
                regarding legality.

23(a).          Consent of KPMG LLP                   7

23(b).          Consent of Robinson & Cole LLP        Contained in Exhibit 5 on
                                                      Page 6.

24.             Power of Attorney                     Filed as part of the
                                                      Signature Page on Page 4




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